CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 19, 2015, relating to the financial statements and financial highlights, which appear in the December 31, 2014 Annual Report to Shareholders of Columbia Variable Portfolio – Asset Allocation Fund, Columbia Variable Portfolio – Contrarian Core Fund, Columbia Variable Portfolio – Core Bond Fund, Columbia Variable Portfolio - Managed Volatility Conservative Fund, Columbia Variable Portfolio - Managed Volatility Conservative Growth Fund, Columbia Variable Portfolio - Managed Volatility Growth Fund, Columbia Variable Portfolio - Diversified Absolute Return Fund (formerly known as Columbia Variable Portfolio - Multi-Strategy Alternatives Fund), Columbia Variable Portfolio – Select Large Cap Growth Fund, Columbia Variable Portfolio – Small Cap Value Fund, Columbia Variable Portfolio – Small Company Growth Fund, Columbia Variable Portfolio – Strategic Income Fund, Variable Portfolio – AQR Managed Futures Strategy Fund, Variable Portfolio - Multi-Manager Diversified Income Fund, Variable Portfolio - Multi-Manager Interest Rate Adaptive Fund and Variable Portfolio – Pyrford International Equity Fund (fifteen of the funds constituting Columbia Funds Variable Insurance Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
April 27, 2015